UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 12, 2016
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement
The information set forth below under Item 2.01 is hereby incorporated by reference into this Item 1.02.

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed by the Company on March 23, 2016 (the Prior 8-K), Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Petition) under chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”). The Company will continue to manage its properties and operate its business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Court and orders of the Bankruptcy Court. Through the Chapter 11 case, the Company seeks to implement a sale of substantially all assets of the Company pursuant to section 363(b) of the Bankruptcy Code (the “363 Sale”).
In addition, as previously disclosed by the Company in a Current Report on Form 8-K filed by the Company on April 25, 2016, the Company entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April 8, 2016 with Douglas Acquisitions, LLC, The K&M Douglas Trust and The Douglas Irrevocable Descendant’s Trust (collectively, the “Purchasers”), as amended (the "Asset Purchase Agreement"), pursuant to which, subject to the terms and conditions of the Asset Purchase Agreement, the Purchasers agreed to purchase substantially all of the assets of the Company, and assume certain specified liabilities, including certain trade payables and specified employee benefits (the “Asset Sale”).
The closing of the Asset Sale contemplated under the Asset Purchase Agreement occurred on July 12, 2016. The Asset Sale was conducted pursuant to the provisions of Sections 105, 363 and 365 of the Bankruptcy Code and approved by the Bankruptcy Court. The Company received total consideration of approximately $25.3, of which approximately $20.5 million was paid in the form of a “credit bid” (as defined within the meaning of Section 363(k) of the Bankruptcy Code) for all of the outstanding obligations owed by the Company to the Purchasers under senior secured convertible promissory notes and that certain Super-Priority Debtor-in-Possession Credit Agreement, dated as of March 22, 2016, between Douglas Acquisitions, LLC (the “DIP Lender”) and the Debtors (the “DIP Financing Agreement”). In addition, the Buyer assumed specified liabilities and employee benefits of the Debtor as set forth in the Asset Purchase Agreement. The DIP Financing Agreement was terminated upon the closing of the Asset Sale and concurrently therewith the DIP Lender released all liens and security interests against the Debtors that were granted in connection with the DIP Financing Agreement.
Item 2.05    Costs Associated with Exit or Disposal Activities
The disclosures in Item 2.01 of this Form 8-K are incorporated herein by reference.
The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the Section 363 Sale and the Chapter 11 Proceeding, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures from such transactions
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) In connection with the closing of the Asset Sale and in anticipation of the winding down of the Debtors’ affairs, effective July 12, 2016, each of W. Brian Olson, Jonathan Lundy, Dr. G. Scott Samuelsen, Paul E.

Grutzner and Carl E. Sheffer resigned from the board of directors of the Company. Also in connection with the closing of the Asset Sale and in anticipation of the winding down of the Debtors’ affairs, the employment of the following officers of the Company was terminated effective July 12, 2016: W. Brian Olson, President and CEO, Mark Arold, Vice President of Operations, and Kenneth R. Lombardo, General Counsel and Corporate Secretary, and the employment of Bradley J. Timon, Chief Financial Officer was terminated effective July 10, 2016.
(c) On July 12, 2016, Nishant Machado, the Company’s Chief Restructuring Officer, was appointed to serve as the sole member of the Company’s board of directors during the winding down process.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective upon the closing of the Asset Sale, on July 12, 2016, the Board of Directors of the Company amended the Bylaws of the Company to fix the number of directors to serve on the Company’s board of directors at one (1).
In addition, on July 12, 2016, the Company filed with the Delaware Secretary of State a Certificate of Amendment of Restated Certificate of Incorporation of Quantum Fuel Systems Technologies Worldwide, Inc., a copy of which is attached hereto as Exhibit 3.1amending its Restated Certificate of Incorporation and changing the Company’s name to “QF Liquidation, Inc..”
The foregoing amendments to the Bylaws and Restated Certificate of Incorporation were made pursuant to Section 303 of the General Corporation Law of the State of Delaware and under an order by the Court in connection with the Chapter 11 Proceeding. Stockholder approval of the amendments was not required.
Item 8.01    Other Events
Management of the Company believes that there will be no value for common stockholders of the Company in the bankruptcy liquidation process. Stockholders of a company in chapter 11 generally receive value only if all claims of its secured and unsecured creditors are fully satisfied. The Company believes that the claims of its creditors will not be fully satisfied, even after completion of the Section 363 Sale or future sales of remaining assets, if any, in the liquidation process.
Cautionary Statements
The Debtor’s shareholders are cautioned that trading in the Debtor’s common stock during the pendency of the Chapter 11 Case is highly speculative and involves substantial risks. Trading prices for the Debtor’s common stock may bear little or no relationship to the actual recovery, if any, by shareholders in the Debtor’s Chapter 11 Case. Accordingly, the Debtor urges extreme caution with respect to existing and future investments in its common shares.
If sufficient funds are not generated by the sale process or any Chapter 11plan in excess of secured claims, priority claims and general unsecured claims, the holders of the Debtor’s common stock might receive no distribution on account of their interests and, in the event of a Chapter 11 liquidation plan, their existing common stock may be cancelled. If certain requirements of the Bankruptcy Code are met, a liquidation plan can be confirmed notwithstanding its rejection by the Debtor’s equity security holders and notwithstanding the fact that such equity security holders do not receive or retain any property or other value in respect of their equity interests.
In the Chapter 11 Case, the Debtor is required periodically to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports, and other financial information. Such materials will be prepared according to requirements of federal bankruptcy law. While they would be expected to accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Debtor’s consolidated financial statements filed with the SEC under the federal securities laws. Accordingly, the Debtor believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Debtor’s securities or for comparison with other financial information filed with the SEC.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation.

24692518v1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

July 13, 2016	By:	/s/ Nishant Machado
Nishant Machado
Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation.